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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  Amendment One
                                       to
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 2003


                                    CBQ, INC.
             (Exact name of registrant as specified in its charter)

Colorado                            33-4707-NY                        84-1047159
(State or other jurisdiction      (Commission file                     (I.R.S.
incorporation)                       number)                         Employer ID
                                                                        Number)

                 12535 Orange Drive, Suite 613, Davie, Florida  33330
               (Address of principal executive offices) (Zip Code)


                                 (954) 474-0224.
            (Registrant's telephone number including area code)

        (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

The members of board of directors of CBQ, Inc. as of January 18, 2004 are Howard Ullman, Jeffrey Postal and Laurie Holtz. As reported on CBQ, Inc.'s initial Form 8-K filing, dated December 1, 2003, Mr. Bruce Shirck was offered an appointment to the CBQ, Inc. board of directors. Mr. Shirck recently declined the appointment in order to focus on his private business pursuits. Upon receipt of Mr. Shirck's decision not to join the CBQ, Inc. board of directors, CBQ, Inc. offered the board vacancy slated to be filled by Mr. Shirck to Laurie Holtz, who has accepted the appointment, effective January 18, 2004. Mr. Holtz is related to Mr. Ullman.

Exhibit
Number        Description of Exhibits

10 December 1, 2003 Stock Purchase Agreement between Company, Souvenir Direct, Inc. and Howard Ullman


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              CBQ, INC.

Date:  January 18, 2004                       By:  /s/
                                              Howard Ullman, Chief
                                              Executive Officer


                           EXHIBIT INDEX

Exhibit
Number        Description of Exhibits
-----         -------------------------------------------------------------

Ex.10 December 1, 2003 Stock Purchase Agreement between Company, Souvenir Direct, Inc. and Howard Ullman



EXHIBIT 10


                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                       CBQ, Inc., a Colorado corporation,
                  Souvenir Direct, Inc., a Florida corporation,
                                       and
                                  Howard Ullman

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 1st day of December 2003, by and between CBQ, Inc. (hereinafter, "Acquiror" or "CBQ" or the "Company"), a Colorado corporation with its principal executive offices located at 7759 Desiree Street, Alexandria, Virginia 22315, on the one hand, and Souvenir Direct, Inc. (hereinafter "SDI" or "Target"), a Florida corporation with its principal executive offices located at 12535 Orange Drive, Suite 613, Davie, Florida, and Howard Ullman (hereinafter the "Seller"), a natural person located at 12535 Orange Drive, Suite 613, Davie, Florida, on the other hand. CBQ, SDI and Seller may hereinafter also be referred to collectively as the "parties" or individually as the "party".


                                    RECITALS

          WHEREAS, SDI is engaged in the business of marketing and selling novelty, gift, promotional and similar items in North America that are manufactured in the People's Republic of China (hereinafter "China") by third-party manufacturing companies; and

          WHEREAS, Seller is the owner of all issued and outstanding shares of Common Stock, par value $0.01 per share (hereinafter the "Shares"), of SDI, which Shares constitute all of the issued and outstanding shares of capital stock of SDI; and

          WHEREAS, Seller desires to sell, transfer and deliver to Acquiror, and Acquiror desires to purchase from Seller, all of the Shares, on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged by each party, the parties agree as follows:

                                    ARTICLE I
                              DEFINITIONS AND TERMS

         1.1 Specific Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Acquiror" shall mean CBQ, Inc., a Colorado corporation with its common stock traded on the OTC Bulletin Board.

          "Affiliate" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person, or acting as attorney or a professional advisor to such specified Person.

          "Agreement" shall mean this Stock Purchase Agreement, together with all exhibits and schedules hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

          "Applicable Laws" shall mean, with respect to any Person, all statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority applicable to such Person and its business, properties and assets.

          "Business" shall mean the business operations and lines conducted by SDI and any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation were conducted by SDI or its predecessors.

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks located in Washington, D.C., are authorized or required by law to close.

          "Cash Equivalents" shall mean cash on hand, all other cash in any bank, savings or similar accounts at any financial institution, and checks, drafts and similar instruments and any publicly traded stocks, bonds or similar marketable securities, certificates of deposit, commercial paper, Eurodollar deposits and any other cash equivalents held in the name of or for the account of SDI.

          "CERCLA"  shall  mean  the   Comprehensive   Environmental   Response,
Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.).

          "Closing" shall mean the closing of the transactions contemplated by this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Consideration" shall mean the CBQ Shares issued hereunder in exchange for the Shares. For purposes of calculating the value of the Consideration under any provision of this Agreement, the parties agree that the average ASK PRICE for CBQ Shares on the Over-the-Counter Bulletin Board shall be the price average for 90 trading days immediately falling after the date first written above

            "Employee Arrangements" shall mean all employment and consulting agreements, and all bonus and other incentive compensation, deferred compensation, disability, severance, stock award, stock option, stock purchase, collective bargaining or workers' compensation agreements, plans, programs, policies and arrangements with respect to the employment or termination of employment of any employee, officer, director or other Person who is or was employed by SDI in the Business.

          "Employee Benefit Plans" shall mean all "employee benefit plans", as defined in Section 3(3) of ERISA, which Seller or SDI maintains and in which any employee or former employee employed by SDI.

          "Encumbrances" shall mean any and all mortgages, security interests, liens, judgments, awards, sanctions, penalties, assessments, claims, pledges, restrictions, leases, title exceptions, rights of others, charges or other encumbrances.

          "Environmental Law" shall mean any law, statute, ordinance, rule, regulation, order, judgment or decree in effect as of the date of this Agreement relating to (i) the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (ii) the exposure of Persons (other than Persons employed by SDI to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release or disposal of, Hazardous Substances, but excluding any such law, statute, ordinance, rule, regulation, order, judgment or decree, including common law, (x) governing protection of worker health and safety or human health (other than exposure of Persons other than Persons employed by SDI or the Business to Hazardous Substances), or (y) establishing the basis for a claim for product liability.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "GAAP" shall mean generally accepted accounting principles in effect in the United States of America.

          "Governmental  Authority"  shall mean any foreign,  federal,  state or
local  government,   court,  agency  or  commission  or  other  governmental  or regulatory body or authority.

          "Hazardous Substances" shall mean any hazardous substances within the meaning of 101(14) of CERCLA, 42 U.S.C. Section 9601(14).

          "Indemnified   Party"   shall   mean  any   Party   that  is   seeking
indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

          "Indemnifying Party" shall mean any party from which any Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

          "Independent Law Firm" shall mean a nationally recognized independent law firm, jointly selected by the parties; or, if the parties cannot agree on such law firm, Seller and Acquiror shall each submit the name of a nationally recognized independent law firm that does not at the time provide, and has not in the prior two years provided, services to Seller or Acquiror, and the "Independent Law Firm" shall mean the firm selected by lot from these two firms.

          "IRS" shall mean the United States Internal Revenue Service.

          "Knowledge" means the actual knowledge of each party in respect of a specific matter, event, issue or fact.

          "Legal   Proceedings"   shall  mean  any   judicial,   administrative,
investigative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

          "Material Adverse Effect" shall mean, with respect to any Person, any change or effect that is materially adverse to the business or businesses of such Person taken as a whole; provided, however, that Material Adverse Effect shall exclude any change or effect due to (i) general economic or industry-wide conditions, including, without limitation, devaluation, revaluation or decline in value of any foreign currency against the U.S. dollar, (ii) any continuation of an adverse trend disclosed to Acquiror on or prior to the date hereof, and
(iii) any condition described in the Disclosure Schedule or any party who has Knowledge of such condition as of the date first written above.

          "Person" or "person" shall mean and includes any individual, partnership, joint venture, corporation, association, joint stock company, trust, limited liability company, unincorporated organization or similar entity.

          "SEC" shall mean the U.S. Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Seller" shall mean Howard Ulman, the sole shareholder of SDI.

          "Shares" shall have the meaning set forth in the recitals to this Agreement.

          "Subsidiary" shall mean, with respect to any Person, (i) each corporation, partnership, joint venture or other legal entity of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity and (ii) each partnership in which such Person or another Subsidiary of such Person is the general partner or otherwise controls such partnership.

          "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

          "Tax Returns" shall mean all reports, returns, declaration forms and statements filed or required to be filed with respect to Taxes.

          "Working Capital" shall mean the sum of all inventories and trade accounts receivable of the Business, minus all trade accounts payable of the Business; provided, however, that Working Capital shall not include inter-company receivables and payables.

          1.2 Other Definitional Provisions. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) The terms "dollars" and "$" shall mean United States dollars.

          (d) As used in this Agreement, accounting terms that are specifically defined under GAAP and are not otherwise defined herein shall have the respective meanings given to them under GAAP.

          1.3 References to Time. All references in this Agreement to times of the day shall be to Washington, D.C., time.

                                   ARTICLE II
           PURCHASE AND SALE OF THE SHARES; RESTRICTIONS ON CBQ SHARES

          2.1 Purchase and Sale of the Shares. On the terms and subject to the conditions set forth herein, at the Closing, Seller agrees to sell, transfer and deliver to Acquiror, and Acquiror agrees to purchase from Seller, the Shares in accordance with the provisions of this Article II...

2.2 Consideration. (a) After the execution of this Agreement and at the Closing, Acquiror shall issue to the Seller that number of shares of CBQ Common Stock, $0.01 par value (hereinafter the "CBQ Shares") that would result in stock ownership set forth in Section 2.2(b) below and is in exchange for all of the Shares of Souvenir Direct. At the Closing, the Seller shall transfer to CBQ all the Shares by execution of the certificate or certificates evidencing his ownership of the Shares and CBQ shall issue to the Seller the CBQ Shares by providing a fully executed and sealed certificate evidencing said CBQ Shares. The CBQ Shares shall be "restricted securities" as defined in Rule 144, promulgated under the Securities Act of 1933, as amended. The parties agree that the CBQ Shares are fair and adequate consideration for the acquisition of the Shares. Further, SDI and the Seller hereby represent to CBQ that the Shares transferred to CBQ hereunder shall constitute One Hundred Percent (100%) of the issued and outstanding shares of SDI voting equity securities and that there are no issued and outstanding options, rights, warrants or convertible securities of SDI that would entitle any third party or the Seller to obtain beneficial or legal title to SDI voting equity securities as of or after the date first written above.

(b) Upon consummation of the Closing and the share exchange contemplated in this
Article II, the CBQ's stock ownership will be as follows:

Name of Shareholder               Number of Shares            % of Issued and
                                                             Outstanding Shares


Howard Ullman                     297,000,000            59%

Bart Fisher & Family
Member                            100,000,000            20%

Other Shareholders                103,000,000            21%

Each party agrees that it will each take all actions and execute all instruments necessary, either at Closing or thereafter, to cause the ownership of CBQ's shares of Common Stock, $0.01 par value, to reflect the foregoing allocation.

          2.3 Closing. The Closing shall take place at the offices of CBQ, 7759 Desiree Street, Alexandria, Virginia 22315, at 11:00 A.M., Washington, D.C. time, on the 1st day of December, 2003. The date on which the Closing occurs is called the "Closing Date".

          2.4 Deliveries by Acquiror. Within 30 days of the Closing, Acquiror shall deliver to the Seller a stock certificate evidencing all of the CBQ Shares with appropriate legends and the certificates and other documents to be delivered pursuant to Section 6.3.

          2.5 Deliveries by Seller. At the Closing, Seller shall deliver to Acquiror a certificate or certificates representing all of the Shares, registered in the name of Acquiror; and the certificates and other documents to be delivered pursuant to Section 6.2.

          2.6 Board and Other Resignations. All incumbent directors of CBQ shall resign from the CBQ Board of Directors immediately after the Closing and shall prior to said resignations appoint at least three (3) nominees of the Seller to the CBQ Board of Directors as directors filling available vacancies for a term of one year or until the holding of the next annual meeting of CBQ shareholders. Said appointments shall be effective immediately following the Closing. A CBQ Board of Directors' Resolution effecting the said resignations and appointments is attached hereto in Section 2.6 of the Disclosure Statement. Seller, SDI and Seller's aforesaid nominees agree and acknowledge that CBQ has no directors and officers' liability insurance. The incumbent officers of CBQ shall also resign immediately after the Closing and be replaced by appointees selected by the CBQ Board of Directors with SDI's nominees.

         2.7 Restrictions on CBQ Shares. (a) Restrictions on Transfer by Stockholders. The CBQ Shares are "restricted securities" as defined under Rule 144 of the Securities Act, and, as such, the CBQ Shares may not be freely sold, exchanged, transferred, assigned, gifted, or other disposes of, or pledged, mortgaged, hypothecated, or otherwise encumbered by Seller or his immediate family members without full compliance with applicable federal and state securities laws and regulations, including exemptions from registration, and the receipt by the Acquiror of a satisfactory legal opinion from its legal counsel permitting any such sale, exchange, transfer, assignment, gift, or other disposition, or any such pledge, mortgage, hypothecation or other encumbrance. Transfer of the CBQ Shares may also be restricted by other SEC regulations or applicable federal and state securities laws, including, without limitation, Rule 145 under the Securities Act, and restrictions against insider trading. The Seller hereby acknowledges that he will have to file a Form 4 with the SEC and may be required to file a Schedule 13D with the SEC after receipt of the CBQ Shares.

            (b) The Seller has acquired the CBQ Shares for his own personal investment purposes and not with a view to distribution of the CBQ Shares. Seller is acquiring the CBQ Shares for investment and not with a view toward, or for the purpose of, the resale or distribution thereof. Seller acknowledges that the sale of the CBQ Shares hereunder has not been registered under the Securities Act and that the CBQ Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, pursuant to an exemption therefrom or in a transaction not subject thereto.

(c) Stock Transfer Record. CBQ shall keep a written stock transfer book in which shall be recorded the name and address of each security holder of CBQ. No transfer or issuance of any shares of Stock shall be effective or valid unless and until recorded in such stock transfer book.

(d) Assessment of Stock Certificates. Each certificate representing each of the shares of CBQ Shares shall bear any legend or legends required by applicable federal and state securities laws and, in addition thereto, shall bear a statement in substantially the following form:

The Securities evidenced by this Certificate are "restricted securities" under Rule 144 of the Securities Act of 1933, as amended, and have not been registered under the federal securities laws or any state securities laws. As such, these securities may not be sold, gifted, transferred, assigned, or otherwise disposed, or pledged, mortgaged, hypothecated or otherwise encumbered without registration of the securities under federal and state securities laws or without having an exemption from such registration, which exemption is accepted by Issuer's legal counsel in a written opinion satisfactory to the Issuer of the securities.


                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SDI AND THE SELLER

         The Seller is the sole shareholder, executive officer and director of SDI and has been in said capacities and in control of SDI since the incorporation of SDI. Therefore, the following representations and warranties shall be deemed to be joint and several representations and warranties of the Seller and SDI in respect of any representation or warranty concerning SDI. The Seller and SDI, in order to induce CBQ to enter into this Agreement, hereby each represent and warrant to Acquiror as follows:

          3.1  Organization  and  Qualification.   SDI  is  a  corporation  duly
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted. SDI is duly qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets and properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect with respect to SDI.

          3.2 Capitalization; Subsidiaries. (a) The authorized capital stock of SDI consists of _______________ (_____________) shares of Common Stock, par value $0.01 per share. The Shares constitute the only shares of voting capital stock of SDI that are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid and non-assessable and are owned, of record and beneficially, by Seller, free and clear of all Encumbrances. Other than pursuant to this Agreement, there are no outstanding subscriptions, options, warrants, rights, puts, calls, commitments, or other contracts, arrangements or understandings issued by or binding upon SDI requiring or providing for, and there are no outstanding debt or equity securities of SDI which upon the conversion, exchange or exercise thereof would require or provide for the issuance, transfer or sale by SDI of any new or additional equity interests in SDI (or any other securities of SDI that, with notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in SDI). Upon transfer of the Shares to Acquiror in accordance with the terms of Article II hereof, Acquiror will receive valid title to the Shares, free and clear of all Encumbrances.

          (b) There is no subscription, option, warrant, right, put, call, contract, agreement, commitment, understanding or arrangement to which the Seller or SDI is a party with respect to the issuance, sale, delivery or transfer of capital stock or other equity interests of SDI. Seller and SDI shall be solely responsible and liable for purchasing or canceling all such subscriptions, options, warrants, rights, puts, calls, contracts, agreements, commitments, understandings or arrangements.

          3.3 Corporate Authorization. Seller and SDI have the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Seller and SDI of this Agreement and the consummation by Seller and SDI of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of SDI. SDI has heretofore made available to Acquiror true, correct and complete copies of the Articles of Incorporation and Bylaws of SDI.

          3.4 Consents and Approvals. Except as set forth in Section 3.4 of the Disclosure Schedule, no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority is required by Seller or SDI in connection with the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement, except (i) as may be required under any local, state or foreign antitrust statute, law, regulation or rule applicable to Acquiror, Seller or SDI ("Other Antitrust Regulations"), (ii) as may be required under any environmental, health, employment or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, (iii) as may be required under the laws of any foreign jurisdiction in which SDI or Acquiror conducts business or owns assets and (iv) for such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, (x) have a Material Adverse Effect with respect to SDI or (y) materially impair or delay the ability of Seller or SDI to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

          3.5 Non-Contravention. Except as set forth in Section 3.5 of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the Articles of Incorporation or the By-laws of the SDI, (ii) subject to obtaining the consents and approvals referred to in Section 3.5 of the Disclosure Schedule, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any material right or obligation of SDI under any material agreement, lease, contract, note, mortgage, indenture or other obligation of SDI; or (iii) subject to the exceptions set forth in Section 3.4, violate, or result in a breach of or constitute a default under any Applicable Law or judgment, decree or order of any Governmental Authority to which Seller or SDI is subject, other than, in the cases of clauses (ii) and (iii), any conflict, breach, termination, default, cancellation, acceleration, loss or violation that, individually or in the aggregate, would not have a Material Adverse Effect with respect to SDI or materially impair or delay the ability of Seller to perform his obligations under this Agreement or consummate the transactions contemplated by this Agreement.

          3.6 Binding Effect. This Agreement constitutes a valid and legally binding obligation of SDI and the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles.

          3.7 Financial Statements; Absence of Certain Changes. (a) Section 3.7(a) of the Disclosure Schedule contains (i) the Balance Sheet of SDI (the "Statement of Assets and Liabilities") and (ii) the Income and Cash Flow Statements - the sole fiscal year of SDI being the one ending on December 31, 2002 (collectively, the "Financial Statements").

          (b) Except as noted in the Financial Statements or in the footnotes thereto or otherwise set forth in this Section 3.7(a) of the Disclosure Schedule, the Financial Statements:

            (i) have been prepared in accordance with GAAP and Seller's internal accounting procedures, applied on a consistent basis for all periods presented and on a basis consistent with Seller's audited consolidated financial statements and unaudited interim financial statements; and

          (ii) fairly present, in all material respects, the assets and liabilities of the Business to be transferred and assumed hereunder through the purchase of the Shares as of the date set forth therein and the revenues and cash flow of the Business for the fiscal periods indicated.

          (c) Except (i) as set forth in the Financial Statements or in the footnotes thereto, (ii) as set forth in Section 3.7(c) of the Disclosure Schedule or in any other Section of the Disclosure Schedule, (iii) for liabilities and obligations incurred in the ordinary course of business and (iv) for indebtedness, obligations or liabilities addressed in any other representation or warranty set forth in this Article III (including items that need not be disclosed pursuant to the terms of such representations and warranties), as of the date hereof, to the Knowledge of Seller or SDI, SDI does not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, would have a Material Adverse Effect with respect to SDI.

          (d) Except as set forth in Section 3.7(d) of the Disclosure Schedule, since January 1, 2003, the Business has been conducted only in the ordinary course, and, as of the date hereof, there have not been any changes or developments that, individually or in the aggregate, would have a Material Adverse Effect with respect to SDI.

          3.8 Litigation. Except as set forth in Section 3.8 of the Disclosure Schedule, as of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of Seller or SDI, threatened, against Seller or SDI that, individually or in the aggregate, would (i) have a Material Adverse Effect with respect to SDI or (ii) materially impair or delay the ability of Seller to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement. Except as set forth in Section 3.8 of the Disclosure Schedule, as of the date hereof, there is no order, judgment, injunction or decree of any Governmental Authority outstanding against Seller or SDI that, individually or in the aggregate, would have any effect referred to in the foregoing clauses (i) and (ii). Except as set forth in Section 3.8 of the Disclosure Schedule, (i) all notices required to have been given to any insurance company insuring against any Legal Proceeding have been timely and duly given, and (ii) no insurance company has asserted, orally or in writing, that such Legal Proceeding is not covered by the applicable policy relating to such Legal Proceeding other than where the failure to give such notice or the absence of such coverage would not have, individually or in the aggregate, a Material Adverse Effect with respect to SDI. Except as set forth in Section 3.8 of the Disclosure Schedule, (i) there are no product liability Legal Proceedings against or involving SDI or any product manufactured, marketed or distributed at any time by or on behalf of SDI, and (ii) no such Legal Proceeding has been settled, adjudicated or otherwise disposed of since November 1, 2003, other than such Legal Proceedings and such settlements, adjudications and dispositions thereof that, individually or in the aggregate, would not have a Material Adverse Effect with respect to SDI. Except as set forth in Section 3.8 of the Disclosure Schedule, there are no Legal Proceedings pending or, to the Knowledge of Seller, threatened that would give rise to any right of indemnification on the part of any director or officer of SDI or the heirs, executors or administrators of such director or officer, against SDI or any successor to SDI or the Business other than such Legal Proceedings that, individually or in the aggregate, would not have a Material Adverse Effect with respect to SDI.

          3.9 Taxes. (a) SDI and the Seller, and each affiliated group (within the meaning of Section 1504 of the Code) of which SDI or the Seller is a member, has timely filed all federal income Tax Returns and all other material Tax
Returns required to be filed by it. All such Tax Returns are complete and correct in all material respects. SDI and Seller have paid all of their respective taxes shown due on such Tax Returns.

          (b) Except as disclosed on Section 3.9 of the Disclosure Schedule, no material deficiencies for any Taxes have been proposed, asserted or assessed against any of the Seller or SDI that have not been fully paid or adequately provided for in the appropriate Financial Statements, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised by the relevant taxing authority during any presently pending audit or examination.

          (c) No liens for Taxes exist with respect to any assets or properties of SDI or the Seller, except for statutory liens for Taxes not yet due.

          (d) Except as disclosed in Section 3.9 of the Disclosure Schedule, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of SDI or the Seller and neither SDI nor the Seller has received a written notice of any pending audit or proceeding.

          (e) Neither the Seller nor SDI has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by SDI or the Seller.

          (f) Except as set forth in Section 3.9 of the Disclosure Schedule, since January 1, 2001 and, to the Knowledge of Seller, at any time prior to November 1, 2003, Seller or SDI or any Affiliates of SDI have received a Tax Ruling or made or entered into a Tax Agreement, Consent or Election (foreign or domestic) that will have a continuing adverse effect after the Closing Date on SDI or any asset of SDI, and there are no applications or negotiations pending with respect to any of the foregoing. For purposes of the preceding sentence, the term "Tax Ruling" shall mean written rulings of a taxing authority relating to Taxes and the term "Tax Agreement, Consent or Election" shall mean a written agreement, consent or election relating to Taxes.

          (g) Except as set forth in Section 3.9 of the Disclosure Schedule, SDI is not a party to, is not bound by, and has no obligation under any Tax indemnity, sharing, allocation, or similar agreement or arrangement, express or implied, other than the provisions of this Agreement.

         (h) Seller and SDI have made available to Acquiror complete and correct copies of all of their respective federal and all material foreign and state income Tax Returns for taxable year ending December 31, 2002 and the quarterly tax filings for the calendar quarters of tax year 2003 that have been filed by or with respect to SDI or the Seller.

          3.10 "Bad Boy" Representation. Since CBQ is a public company, it must ensure that none of the officers, directors, employees, shareholders or agents of an acquired company have any past violations of applicable laws, regulations or rules that would disqualify them from association with a public company. Therefore, Seller and SDI hereby represent that neither the Seller nor any officer, director, attorney, employee or agent working for SDI as of the date first written above or at any time during the past 5 years has been: (a) convicted or charged with a violation of federal or state securities laws or regulations by a Governmental Authority or the National Association of Securities Dealers, Inc. (hereinafter "NASD"); or (b) banned from association with a public company or a securities firm; or (c) disbarred or had his or her professional license suspended or revoked for ethical violations in connection with the representation of a public company or a securities offering; or (d) subject to a cease and desist order issued by a Governmental Authority; or (e) banned from practicing before the SEC or any state securities regulatory authority.

         3.11 Employee Benefits. (a) Neither SDI nor any predecessors have sponsored or established any Employee Benefit Plans.

            3.12 Compliance with Laws. Except as set forth in Section 3.12 of the Disclosure Schedule, to the Knowledge of Seller and SDI, Seller is in compliance with all Applicable Laws, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect with respect to SDI, and SDI has permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, Governmental Authorities that are required in order for SDI to conduct the Business as presently conducted, except for such permits, licenses, certificates, orders, approvals, filings, applications and registrations, the failure to have or make would not, individually or in the aggregate, have a Material Adverse Effect with respect to SDI; it being understood that nothing in this representation is intended to address any matters that are the subject of the representation or warranty set forth in Section 3.16.

          3.12 Intellectual Property Section 3.12 of the Disclosure Schedule sets forth a list and description (including the country of registration) of all material trademarks, trade names, service marks, copyrights and patents owned or licensed by any of SDI and all material patent applications of the SDI. Except as set forth in Section 3.12 of the Disclosure Schedule, SDI owns or possesses licenses or other rights to use all patents, trademarks, trade names, service marks, copyrights, licenses and product licenses or registrations (including applications for any of the foregoing) as are necessary to conduct the Business as currently conducted, except those the lack of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to SDI; and neither Seller nor SDI has any Knowledge of any conflict with the proprietary intellectual property rights relating to the Business or any Knowledge of any conflict by Seller or any of SDI with the rights of others therein that, individually or in the aggregate, would have a Material Adverse Effect with respect to SDI.

            (b) Further, SDI and the Seller hereby represent to CBQ that it has conducted a thorough trademark search and that the trade name of "China Direct Trading Corporation" is available for use by SDI in intrastate and interstate commerce. Further, the Seller and SDI hereby represent to CBQ that the Seller has filed as of the date first written above a federal trademark application with the U.S. Patent and Trademark Office in Crystal City, Virginia for "China Direct Trading Corporation".

          3.13 Contracts. Section 3.13 of the Disclosure Schedule sets forth a list, as of the date hereof, of each material written contract and lease and each material oral contract or lease as to which Seller has Knowledge and to which neither SDI nor the Seller is a party ("Contract") (other than (i) any purchase or sale orders arising in the ordinary course of business, (ii) any Contract involving the payment of less than $15,000 in the aggregate and (iii) any Contract listed in any other Section of the Disclosure Schedule). Except as set forth in Section 3.13 of the Disclosure Schedule, each Contract set forth in
Section 3.13 of the Disclosure Schedule is a valid and binding agreement to which SDI which is a party, and, to the Knowledge of Seller, is in full force and effect. Except as set forth in Section 3.13 of the Disclosure Schedule, Seller has no Knowledge of any material default under any Contract set forth in
Section 3.13 of the Disclosure Schedule which default has not been cured or waived and which default would have a Material Adverse Effect with respect to SDI.

          3.14 Brokers. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Seller or SDI who might be entitled to any fee or commission from Seller or SDI in connection with the transactions contemplated by this Agreement.

          3.15 Title to Properties. SDI has good and valid title to all of the material tangible assets and properties that it owns and that are reflected on the Statement of Assets and Liabilities (except for assets and properties sold, consumed or otherwise disposed of by SDI in the ordinary course of business since the date of the Statement of Assets and Liabilities), and such tangible assets and properties are owned free and clear of all Encumbrances, except for
(a) Encumbrances listed in Section 3.15 of the Disclosure Schedule, (b) liens for current Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith, (c) Encumbrances to secure indebtedness reflected on the Statement of Assets and Liabilities or indebtedness incurred in the ordinary course of business consistent with past practice after the date thereof, (d) mechanic's liens, material men's liens and other Encumbrances that have arisen in the ordinary course of business and (e) Encumbrances that, in the aggregate, would not have a Material Adverse Effect with respect to SDI or materially adversely interfere with the use of such material assets and properties as they are presently being used.

          3.16 Environmental Matters. (a) Except as set forth in Section 3.16 of the Disclosure Schedule, to the Knowledge of Seller, SDI is in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect with respect to SDI.

          (b) Except as set forth in Section 3.16 of the Disclosure Schedule, to the Knowledge of Seller, neither SDI nor the Seller has received any written request for information, or has been notified that it is a potentially responsible party, under CERCLA or any similar state law with respect to any on-site or off-site location for which liability is currently being asserted.

          (c) Except as set forth in Section 3.16 of the Disclosure Schedule, there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened, relating to compliance by SDI with any Environmental Law that, individually or in the aggregate, would have a Material Adverse Effect with respect to SDI.

          3.17 Labor Relations. Except as set forth in Section 3.17 of the Disclosure Schedule, neither SDI nor the Seller is a party to any collective bargaining agreements. Except as set forth in Section 3.17 of the Disclosure Schedule, there is no unfair labor practice complaint or other proceeding against either SDI or the Seller pending before the National Labor Relations Board which, if adversely decided, would have a Material Adverse Effect with respect to SDI, and there is no labor strike pending or threatened against SDI that would have a Material Adverse Effect with respect to SDI.

          3.18 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III or elsewhere in this Agreement, neither Seller nor SDI nor any other Person made any other express or implied representation or warranty on behalf of Seller or SDI in order to induce CBQ to enter into this Agreement. This Agreement has been negotiated by the Seller, on behalf of himself and SDI, and legal counsels to the respective parties. Any representations or warranties that were made during said negotiations and are deemed material to the bargain of each of the parties shall be set forth in Section 3.18 of the Disclosure Schedule and shall be deemed part of the appropriate parties' representations and warranties hereunder. Otherwise, any representations and warranties that are not expressly stated herein shall not be constitute representations or warranties that any party relied upon in deciding to enter into this Agreement and each party shall be barred from asserting otherwise in any legal, administrative, arbitration or investigative proceeding.

          3.19 Disclosure Schedule. On or prior to the date hereof, Seller or SDI has delivered to Acquiror a schedule (as the same may be amended or supplemented pursuant to this Section 3.19, the "Disclosure Schedule") setting forth, among other things, items of disclosure relating to any or all of the representations and warranties of Seller or SDI; provided, that (i) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.20, and (ii) the mere inclusion of an item in the Disclosure Schedule shall not be deemed an admission by Seller that such item represents a material exception or fact, event or circumstance or that such item would result in a Material Adverse Effect with respect to SDI. Seller or SDI may, by notice in accordance with this Agreement, amend or supplement any Section of the Disclosure Schedule to include any matters (x) that, if existing or occurring before or at the date of this Agreement, would have caused any representation or warranty of the Seller or SDI to be untrue or incorrect if not set forth or described in the Disclosure Schedule, and (y) hereafter arising prior to the Closing that, if existing or occurring before or at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, it being hereby agreed and understood that any such amendment or supplement to any Section of the Disclosure Schedule shall not operate to cure any prior breach by Seller or SDI, under the standard established by Section 3.20, of any representation or warranty to which such amended or supplemented schedule relates. In no event shall Seller or SDI have any liability by virtue of its failure to disclose in response to any Section of this Agreement information that is disclosed herein in response to another Section of this Agreement.

3.20  Standard.  No  representation  or warranty of Seller or SDI  contained  in
Article III hereof shall be deemed untrue or incorrect, and Seller or SDI shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any Section of Article III, has had or would have a Material Adverse Effect with respect to SDI or the Seller.

         3.21 Public Filings of CBQ. The Seller and SDI have reviewed the public SEC filings of CBQ through the SEC's EDGAR Web Site (www.sec.gov - search Company Filings under "CBQ"), and are familiar with the former and current business, financial and legal affairs of CBQ and its Subsidiaries. Further, SDI and the Seller are aware that CBQ has suffered through regular changes in management and through the failure of its various business operations which were conducted through CBQ's Subsidiaries, and through periods where there was no active management of CBQ. As a result of these misfortunes, CBQ does not possess a complete set of corporate records and does not possess a complete corporate knowledge of all of its and its Subsidiaries various business transactions, agreements and affairs or potential claims, causes of action or other liabilities.

            3.22 Advice of Counsel. Seller and SDI have been fully and adequately represented by their respective counsel in this transaction, having received the advice and legal counsel of their own choosing. Neither the Seller nor SDI has received any legal counseling or advice from legal counsel to CBQ.

            3.23. Business Relationship. Seller and SDI are generally familiar with the business and affairs of CBQ and have discussed CBQ and its plans, operations and financial condition with CBQ's principal shareholders, officers or directors.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

           CBQ hereby represents and warrants to Seller and SDI as follows:

          4.1 Organization and Qualification. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted. Acquiror is duly qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets and properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect with respect to Acquiror. The Acquiror's Subsidiaries ceased conducting business by December 31, 2002 and those Subsidiaries' charters and right to conduct business in foreign states and business licenses have been allowed by CBQ to lapse. Therefore, the Acquiror's Subsidiaries are not authorized to conduct business in any state or jurisdiction as of the date first written above. Further, none of CBQ's Subsidiaries have been liquidated under applicable state laws or been placed in bankruptcy.

          4.2 Corporate Authorization. Acquiror has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Acquiror.

          4.3 Consents and Approvals. The approval of the CBQ Board of Directors of this Agreement is a condition precedent to the obligations of CBQ hereunder. Attached hereto as part of Section 4.3 of the Disclosure Schedule is a duly signed and sealed resolution by the CBQ Board of Directors approving this Agreement. Otherwise and except as set forth in Section 4.3 of the Disclosure Schedule, no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority is required by Acquiror in connection with the execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the transactions contemplated by this Agreement, except as may be required under any environmental, health, employment or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, as may be required under the laws of any foreign jurisdiction in which Acquiror conducts its business or owns assets and for such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, (a) have a Material Adverse Effect with respect to Acquiror or (b) materially impair or delay the ability of Acquiror to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement. In the event that any such consents or approvals are required to consummate this Agreement and the transactions contemplated herein, the parties agree to seek to cooperate fully in obtaining such consents or approvals and neither SDI nor the Seller shall commence any legal or other proceedings to claim a breach or default of this Agreement because CBQ was mistaken or incorrect in concluding that any such required approval or consent was required as a condition to consummating this Agreement and the transactions herein.

          4.4 Non-Contravention. The execution, delivery and performance by Acquiror of this Agreement, and the consummation by Acquiror of the transactions contemplated hereby, do not and will not (i) violate any provision of the Articles of Incorporation or the By-laws of Acquiror; (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or after the lapse of time or both) of any material right or obligation of Acquiror or any of its Subsidiaries under, any material agreement, lease, contract, note, mortgage, indenture or other obligation of Acquiror; or (iii) subject to the exceptions set forth in Section 4.3 above, violate, or result in a breach of or constitute a default under any Applicable Law or judgment, decree or order of any Governmental Authority to which Acquiror or any of its Subsidiaries is subject, other than, in the case of clauses (ii) and (iii), any conflict, breach, termination, default, cancellation, acceleration, loss or violation which, individually or in the aggregate, would not have a Material Adverse Effect with respect to Acquiror or materially impair or delay the ability of Acquiror to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

          4.5 Binding Effect. This Agreement constitutes a valid and legally binding obligation of Acquiror enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4.6 Brokers. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Acquiror or any Subsidiary of Acquiror who might be entitled to any fee or commission from Acquiror in connection with the transactions contemplated by this Agreement.

          4.7 Purchase for Investment. Acquiror is acquiring the Shares for investment and not with a view toward, or for the purpose of, the resale or distribution thereof. Acquiror acknowledges that the sale of the Shares hereunder has not been registered under the Securities Act and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, pursuant to an exemption therefrom or in a transaction not subject thereto. Acquiror has no knowledge that any representation or warranty of Seller or SDI contained in
Article III is not true and correct in all material respects. All of the CBQ Shares are duly authorized, validly issued, fully paid and non-assessable and are owned, of record and beneficially, by CBQ, free and clear of all Encumbrances.

          4.8 Financial Capability. CBQ has no business operations, no revenues from business operations and no assets of any significant value, and its debts far exceed its minimal cash reserves. CBQ has continued operations only because one or more of its principal shareholders has from time to time loaned CBQ the working capital to continue operations. Without those periodic contributions of cash, CBQ would not have been able to continue its corporate existence. There is no assurance and none can be given that CBQ will, either before or after the consummation of this Agreement, continue to meet the trading or listing requirements for any stock exchange, National Association of Securities Dealers Automated Quotation System (either SmallCap or National Market System) or for the Over-the-Counter markets.

          4.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV or elsewhere in this Agreement, including the Disclosure Schedule, neither Acquiror nor any other Person makes or has made any other express or implied representation or warranty on behalf of Acquiror. All of the representations or warranties in this Article IV are made solely by the Acquiror and no authorized officer signing this Agreement shall have any personal liability of any kind whatsoever for the representations and warranties of CBQ herein.





                                    ARTICLE V
                                    COVENANTS

          5.1 Conduct of Business. Except as otherwise contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule or in any other Section of the Disclosure Schedule, during the period from the date hereof to the Closing, Seller shall, and shall cause SDI to, taking into account any matters that may arise that are attributable to the pendency of the transactions contemplated by this Agreement, conduct the Business only in the ordinary course. In addition, from and after the date hereof to the Closing Date, except as otherwise provided in this Agreement or as otherwise contemplated hereby or as set forth in Section 5.1 of the Disclosure Schedule or in any other Section of the Disclosure Schedule, Seller shall not permit SDI to, without the prior written consent of Acquiror (which consent shall not be unreasonably withheld):

                (i) amend its Articles of Incorporation, By-Laws or other comparable charter or organizational documents or merge with or into or consolidate with any other person;

                (ii) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its capital stock or subdivide or in any way reclassify any shares of its capital stock or change or agree to change in any manner the rights of its outstanding capital stock;

                (iii) except as may be required by agreements or arrangements disclosed in the Disclosure Schedule, grant any severance or termination pay to, or enter into, extend or amend any employment, consulting, severance or other compensation agreement with, any of its directors, officers or other employees that would bind SDI from and after the Closing Date;

                (iv) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any properties or assets material to the Business;

                (v) terminate any distributor or co-packer relationship;

                (vi) enter into any material contract or other arrangement with any new co-packer with a term of more than three months;

                (vii) enter into any material distribution agreement with respect to the Business, other than those agreements that have been delivered to distributors prior to the date hereof, but not yet mutually executed, as described in Section 3.13 of the Disclosure Schedule;

                (viii) implement any change in its accounting principles, practices or methods, other than as may be required by GAAP and other than as may be necessary or advisable in connection with the transactions contemplated hereby; or

                (ix) authorize any of, or commit or agree to take any of, the actions referred to in paragraphs (i) through (viii) above.

          5.2 Access. Prior to the Closing, Seller shall, and shall cause SDI to, permit Acquiror and its officers, employees, accountants, counsel, financial advisors and other representatives to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books, records, accountants (subject to their availability) and personnel of Seller and its Affiliates relating to the Business, and shall furnish, or cause to be furnished, to Acquiror, all other information concerning the Business or SDI that is available as Acquiror may reasonably request. In connection with such access, Acquiror's representatives shall cooperate with Seller's and SDI's representatives and shall use their reasonable best efforts to minimize any disruption of the Business. Acquiror agrees to abide by the terms of the Confidentiality Agreement with respect to such access and any information furnished to it or its representatives pursuant to this Section 5.2.

          5.3  Reasonable  Best  Efforts.  Upon the  terms  and  subject  to the conditions set forth in this Agreement, Seller and Acquiror shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings with, and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties (including, without limitation, any necessary consents for the assignment to Acquiror of the contracts and arrangements referenced in the Assignment and Assumption Agreement), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. To the extent that any contract, permit or other arrangement that the parties intend to assign, as specified herein and in the Assignment and Assumption Agreement (hereinafter, collectively the "Assigned Contracts"), is not capable of being assigned or transferred without the consent or waiver of the other party thereto or any other third party (including a government or governmental unit), or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer of any such Assigned Contracts until such time as such consent or waiver is obtained. Anything in this Agreement to the contrary notwithstanding, Seller and SDI are not obligated to transfer to Acquiror any of its rights and obligations in and to any of the Assigned Contracts without first having obtained all necessary consents and waivers. Prior to the Closing Date, Seller and SDI shall use their reasonable best efforts to obtain consents to the assignment of the Assigned Contracts, provided, however, that Seller and SDI shall not, without Acquiror's consent (which shall not be unreasonably withheld), agree to any modification of any such Assigned Contracts in the course of obtaining any such consents or waivers. Prior to and for a reasonable period of time after the Closing Date, Seller and SDI shall cooperate with Acquiror to assist Acquiror in obtaining any other consents and waivers under any Assigned Contract that are reasonably requested by Acquiror. If any such consent or waiver cannot be obtained, Seller, SDI and Acquiror will cooperate to implement reasonable arrangements resulting in Acquiror obtaining the benefits and privileges of the relevant Assigned Contract (including without limitation enforcement for the benefit of Acquiror of any and all rights of Seller or SDI against a third party or otherwise) while protecting Seller or SDI from continuing liabilities or obligations thereunder.

            5.4 Other Actions. (a) Each of the Seller, SDI and Acquiror shall use its best efforts to take any action reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction.

          5.5 Supplemental Disclosure. Seller and SDI shall confer on a regular and frequent basis with Acquiror, report on operational matters and promptly notify Acquiror of, and furnish Acquiror with, any information it may reasonably request with respect to any event or condition or the existence of any fact that would cause any of the conditions to Acquiror's obligation to consummate the transactions contemplated by this Agreement not to be completed, and Acquiror shall promptly notify Seller and SDI of, and furnish Seller and SDI with any information it may reasonably request with respect to, any event or condition or the existence of any fact that would cause any of the conditions to Seller's and SDI's obligation to consummate the transactions contemplated by this Agreement not to be completed. Prior to the Closing, Seller and SDI shall deliver to Acquiror within 21 days of the end of each month monthly financial statements of the Business, which monthly financial statements are prepared in the ordinary course of business, on a basis consistent with the direct contribution and invested capital statements previously delivered.

          5.6 Further Assurances. (a) At any time after the Closing Date, Seller and SDI, on the one hand, and Acquiror, on the other hand, shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Acquiror or Seller, as the case may be, and necessary for it to satisfy its respective obligations hereunder or obtain the benefits contemplated hereby.

          (b) In the event that, subsequent to the Closing Date, Acquiror shall receive written notice from Seller and SDI that certain specified assets that were transferred to Acquiror through the sale of the Shares constitute assets that were used predominantly in the Seller's non-SDI business prior to the Closing Date, Acquiror shall transfer and deliver any and all of such assets to Seller without the payment by Seller or SDI of any consideration therefor, subject to all liabilities relating thereto, environmental or otherwise, that were in effect when such assets were transferred to Acquiror, shall execute such instruments of conveyance and transfer, assignments, bills of sale and other documents as may be reasonably requested by Seller and SDI in connection therewith and shall cooperate with Seller and SDI in causing the transfer of such assets to occur in a manner to appropriately minimize the payment of Taxes. In addition, any transfer of assets pursuant to this Section 5.6(b) shall be treated as if such assets were distributed as a dividend by SDI to Seller on the day immediately preceding the Closing Date.

          5.7 Announcements. Neither Seller nor SDI issue any press release or otherwise make any public statement with respect to this Agreement and any of the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld), except as expressly permitted by and in accordance with the terms of the Confidentiality Agreement. CBQ shall publicly announce this Agreement and related transactions through filings with the SEC and a press release. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties, provided, however, that said requirement shall not apply to the aforesaid SEC filing on Form 8-K.

          5.8 Employee Matters. (a) Section 5.8(a) of the Disclosure Schedule sets forth a complete and correct list of all known pending, threatened or former legal, administrative, arbitration and investigative proceedings against the Seller or Business.

          (b) No provision of this Agreement shall be construed to prohibit SDI or any Affiliate thereof from having the right to terminate the employment of SDI Employees, with or without cause, or SDI Employee Arrangements established, maintained or contributed to by SDI, Acquiror or their Affiliates after the Closing.

          (c) Service by SDI Employees with SDI or any of their Affiliates shall be recognized under any benefit plan or arrangement established, maintained or contributed to by Acquiror, SDI, or any of their Affiliates after the Closing for the benefit of any SDI Employee solely for purposes of eligibility to participate and vesting, and for accrual under any severance plan, but in no event shall such service be taken into account in determining the accrual of benefits under a defined benefit plan. Acquiror shall indemnify Seller for any claim by SDI Employees that they are entitled to severance or similar payments as a result of the transactions contemplated by this Agreement or any act of Acquiror following the Closing; provided, that to the extent any such claim arises under any arrangement, agreement or plan maintained by Seller or any of its Affiliates, such arrangement, agreement or plan shall have been disclosed to Acquiror prior to the date of this Agreement.

            (d) Seller and Acquiror agree to cooperate to carry out the duties and responsibilities contained in this Section 5.8. In addition, Seller agrees to make available to Acquiror such information as Acquiror may reasonably request to facilitate the determination of (i) the period of service of SDI Employees with SDI or any of their Affiliates prior to the Closing Date, (ii) individual service accruals and salary histories of SDI Employees and (iii) such other information as Acquiror may reasonably request to carry out the provisions of this Section 5.8.

          5.9 Preservation of Records. Subject to Section 8.4, Acquiror agrees that it shall, at its own expense, preserve and keep the records held by it relating to the Business that could reasonably be required after the Closing by Seller and SDI for as long as is specified for such categories of records in Seller's and SDI's document retention program in effect on the Closing Date (a copy of which has been provided to Acquiror). In addition, Acquiror shall make such records available to Seller as may be reasonably required by Seller in connection with, among other things, any insurance claim, legal proceeding or governmental investigation relating to Business.

          5.10 Financial Statements. Upon the signing of this Agreement, Seller and SDI shall, at Acquiror's expense, (i) immediately permit CBQ's auditor to conduct an audit of SDI in order to produce consolidated balance sheets of CBQ and SDI and the related consolidated statements of operations and cash flows and related footnotes for any required SEC filings (collectively, the "Audited Financial Statements"). If the Acquiror proposes to engage in a transaction or filing regarding SDI that requires the creation of pro forma or historical financial statements for SDI, individually or in some combination (including any filing with the SEC that requires financial statements for SDI prepared in accordance with Regulation S-X), for any period of time prior to the Closing Date, Seller shall permit Acquiror and its officers, employees, accountants, counsel, financial advisors and other representatives, to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books and records of Seller and its Affiliates relating to the Business solely for such purpose.

          5.11 Related Party Payments. Except as otherwise provided in this Agreement and the other agreements and documents contemplated hereby, all liabilities and obligations of SDI to Seller and its Affiliates shall be paid or otherwise settled on or prior to the Closing.

          5.13 Insurance. (a) Seller and Acquiror agree that Casualty Insurance Claims relating to the Business (including reported claims and including incurred but not reported claims) will remain with SDI immediately following the Closing. For purposes hereof, "Casualty Insurance Claims" shall mean workers' compensation, auto liability, general liability and products liability claims. The Casualty Insurance Claims are subject to the provisions of policies of insurance with insurance carriers and contractual arrangements with insurance adjusters maintained by Seller prior to the Closing (collectively, the "Insurance Policies"). With respect to the Casualty Insurance Claims, the following procedures shall apply: (i) Seller shall continue to administer, adjust, settle and pay, on behalf of SDI, all Casualty Insurance Claims with dates of occurrence prior to the date of Closing; provided, that Seller will obtain the consent of Acquiror prior to adjusting, settling or paying any Casualty Insurance Claim of an amount greater than $10,000; and (ii) Seller shall invoice SDI at the end of each month for Casualty Insurance Claims paid on behalf of SDI by the Seller or Seller's insurance company or insurance adjuster during the previous month. Acquiror shall cause SDI to pay the Seller within 15 days of the date of each monthly invoice. In the event that SDI does not pay Seller within 15 days of such invoice, interest at the rate of 10% per annum shall accrue on the amount of such invoice. Casualty Insurance Claims to be paid by SDI hereunder shall include all costs necessary to settle claims including, but not limited to, compensatory, medical, legal and other allocated expenses. In the event that any Casualty Insurance Claim exceeds a deductible or self-insured retention under the Insurance Policies, and provided that SDI shall have properly paid any costs related to such Casualty Insurance Claim, SDI shall be entitled to the benefit of any insurance proceeds that may be available to discharge any portion of such Casualty Insurance Claim.

                (b) Seller and SDI makes no representation or warranty with respect to the existence, applicability, validity or adequacy of any Insurance Policy, and Seller shall not be responsible to Acquiror or any of its Affiliates for the failure of any insurer to pay under any such Insurance Policy.

                (c) Nothing in this Agreement is intended to provide or shall be construed as providing a benefit or release to any insurer or claims service organization of any obligation under any Insurance Policy. Seller and Acquiror confirm that the sole intention of this Section 5.15 is to divide and allocate the benefits and obligations under the Insurance Policies between them as of the Closing Date and not to affect, enhance or diminish the rights and obligations of any insurer or claims service organization thereunder. Nothing herein shall be construed as creating or permitting any insurer or claims service organization the right of subrogation against Seller or Acquiror or any of their Affiliates in respect of payments made by one to the other under any Insurance Policy.

    5.14. Other Actions. Certain of the parties have entered into a Voting Agreement, dated December 1, 2003, which shall be executed concurrently with this Agreement. The parties hereby agree that they will use their best efforts to implement the provisions of the Voting Agreement by taking all actions and executing all instruments:

(a) To adopt and approve SDI nominees to the CBQ Board of Directors upon the consummation of the Closing; and

(b) To ratify the option and stock option agreement granted by CBQ Board of Directors to Margaret Fisher in September 2003 in return for her cancellation and surrender of 61,000,000 shares of Stock; and
(c) For the term of the Voting Agreement, to vote against any proposed forward or reverse stock split, stock dividend, recapitalization, other similar transaction as well as any transaction that would dilute the incumbent holders of Stock without their prior written approval.







                                   ARTICLE VI
                              CONDITIONS TO CLOSING

          6.1 Conditions to the Obligations of Acquiror, SDI or Seller. The respective obligation of each party to effect the Closing is subject to the satisfaction or waiver (to the extent permitted under Applicable Laws) on or prior to the Closing Date of the following conditions:

          (a) No  Injunctions  or  Restraints.  No  statute,  rule,  regulation, decree, preliminary or permanent injunction, temporary restraining order or other order of any nature of any U.S. federal or state Governmental Authority shall be in effect that restrains, prevents or materially changes the transactions contemplated hereby; provided, however, that in the case of a decree, injunction or other order, each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order.

          (b) Updating. If Seller and SDI has, in accordance with Section 3.19 of this Agreement, amended or supplemented any Section of the Disclosure Schedule, the matters included in such amendments or supplements shall not, individually or in the aggregate, have a Material Adverse Effect with respect to SDI.

          6.2 Conditions to the Obligations of Acquiror. The obligation of Acquiror to effect the Closing is further subject to the satisfaction of the following conditions, any or all of which may be waived on or prior to the Closing Date in whole or in part by Acquiror:

          (a) Representations and Warranties. The representations and warranties of SDI and the Seller made hereunder shall be true and correct.

          (b) Agreements. Seller and SDI shall have performed in all material respects all of its material obligations required to be performed by it under this Agreement at or prior to the Closing Date..

          (c) Legal Opinion. Acquiror shall have received the opinion of Seller's legal counsel, dated as of the Closing Date, addressed to Acquiror that the Shares are duly issued and non-assessable and represent 100% of the issued and outstanding voting equity securities of SDI; that SDI is duly incorporated and organized under the laws of the State of Florida and that SDI has legal capacity to enter into this Agreement and consummate the transactions contemplated herein. Said opinion shall be included in Section 6.2 of the Disclosure Schedule.

            (d) Receipt of Due Diligence Materials. SDI shall have delivered to CBQ before the Closing the following documents:

(i) Federal Income Tax or Informational Returns for the tax year 2002, along with all schedules, attachments, correspondence with the IRS, and worksheets;
(ii)     Financial Statements; (iii) Corporate Minute Book;
(iv)     Articles of Incorporation and Bylaws; (v) Stock Transfer Ledger;
(vi) All correspondence between SDI or Seller and any Governmental Authority, other than correspondence in the normal course of business, from January 1, 2002 to date;
(vii)    All  Contracts  between SDI and any third party since  January 1, 2002;
         (viii) All judgments or orders issued against SDI or the Seller since January 1, 2002; and
(ix) Any other documents that indicate a claim, cause of action, liability or loss that would have a Material Adverse Effect on SDI, either now or in the future.

          6.3 Conditions to the Obligations of SDI and Seller. The obligation of Seller and SDI to effect the Closing is further subject to the satisfaction of the following conditions, any or all of which may be waived on or prior to the Closing Date in whole or in part by Seller and SDI:

          (a) Representations and Warranties. To the extent that CBQ's current records and corporate Knowledge permit, and subject to the qualification to said representations and warranties herein, the representations and warranties of Acquiror made hereunder shall be true and correct in all material respects at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is expressly made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects, only as of such date.

          (b) Agreements. Acquiror shall have performed in all material respects all of its material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate to that effect dated the Closing Date and signed on behalf of Acquiror by an authorized officer of Acquiror.


                                   ARTICLE VII
                        SURVIVAL; GENERAL INDEMNIFICATION

          7.1 Survival. All of the representations and warranties of Seller and Acquiror contained in this Agreement (other than in Section 3.9) and all claims and causes of action with respect thereto shall terminate on June 1, 2004, and notices of such claims for indemnification under Section 7.2 or 7.3(a) shall be given within said period. In the event notice of such claim for indemnification under Section 7.2 or Section 7.3(a) is given (within the meaning of Section 10.5) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.

          7.2  Indemnification.  (a) By  Acquiror.  Subject to  Section  7.1 and
Section 7.7 herein and except as otherwise provided in Article VIII herein, Acquiror hereby agrees that it shall indemnify, defend and hold harmless Seller and, if applicable, its directors, officers, employees, representatives, advisors, agents and Affiliates (the "Seller Indemnified Parties") from, against and in respect of any and all damages, claims, losses, charges, actions, suits, proceedings, deficiencies, Taxes, interest, penalties, and reasonable costs and expenses (but not including, consequential, exemplary, special and punitive damages and lost profits, other than such damages awarded to any third party against an Indemnified Party) (collectively, the "Losses") that were known to Acquiror prior to the date first written above and arose from or are arising out of, or relating to or resulting from, directly or indirectly: (i) any breach of any representation or warranty made by Acquiror contained in this Agreement; and
(ii) the breach of any covenant or agreement of Acquiror contained in this Agreement.

         (b) Further Indemnification. Each party hereby indemnifies and holds harmless the other party's respective officers, directors, employees, agents and attorneys for all actions or failures to act that are approved or ratified by their respective Board of Directors and are within the scope of their authority and/or duties of their respective capacity or capacities within said corporation. The Seller and SDI agree and represent to CBQ that they are aware of and acknowledge that CBQ has had numerous changes in management and mailing address, that CBQ's subsidiaries have all ceased to conduct business, that CBQ has been named as a party or respondent in pending lawsuits, including litigation and arbitrations in which legal fees have been and may be sought by plaintiff's or defendant's counsel; and that CBQ does not know about each and every possible pending or threatened claim, cause of action or legal proceeding against CBQ or its subsidiaries as a result of such circumstances. Further, none of the none litigants against CBQ have as of the date first written above signed the settlement agreement tendered by CBQ (though Bell Micro has agreed in principle to settle). Seller and SDI are willing to accept the risk of any pending or threatened claims, causes of action and legal proceedings against CBQ without any recourse against CBQ and its Affiliates (absent a clear and convincing evidence of fraud) for the liabilities or losses of any kind whatsoever caused by such unknown pending or threatened claims, causes of action and legal proceedings. Further, SDI and the Seller have been afforded the opportunity to conduct due diligence on CBQ, but no such due diligence has been conducted other than a review of CBQ's SEC filings.

          7.3 Indemnification by Seller. (a) General. Subject to Section 7.1 and
Section 7.7 herein, and except as otherwise provided in Article VIII, Seller hereby agrees that it shall indemnify, defend and hold harmless Acquiror and its directors, officers, employees, representatives, advisors, agents and Affiliates (other than employees of SDI) (the "Acquiror Indemnified Parties") from, against and in respect of any Losses arising out of, relating to or resulting from, directly or indirectly: (i) any breach, subject to the standard set forth in
Section 3.20, of any representation or warranty made by Seller contained in this Agreement; and (ii) the breach of any covenant or agreement of Seller contained in this Agreement.


          7.4 Procedure for Indemnification. Subject to Section 7.1, all claims for indemnification under this Article VII shall be asserted and resolved as follows:

          (a) In the event that any claim or demand, or other circumstance or state of facts that could give rise to any claim or demand, for which an Indemnifying Party may be liable to an Indemnified Party hereunder is asserted against or sought to be collected by a third party (an "Asserted Liability"), the Indemnified Party shall as soon as reasonably possible notify the Indemnifying Party in writing of such Asserted Liability, specifying the nature of such Asserted Liability (the "Claim Notice"); provided, that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the Indemnifying Party is materially prejudiced by such delay. The Indemnifying Party shall have 60 days (or less if the nature of the Asserted Liability requires) from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party's sole cost and expense and by counsel of its own choosing, to defend against such Asserted Liability; provided, that if, under applicable standards of professional conduct a conflict on any significant issue between the Indemnifying Party and any Indemnified Party exists in respect of such Asserted Liability, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of one additional counsel (who shall be reasonably acceptable to the Indemnifying Party). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to any settlement unless such settlement (i) includes a complete release of the Indemnified Party and (ii) does not require the Indemnified Party to make any payment or forego or take any action. Notwithstanding the foregoing, the Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Indemnifying Party shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Indemnifying Party. If the Indemnifying Party undertakes to defend against such Asserted Liability, the Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the investigation, defense and settlement thereof, but the Indemnifying Party shall control the investigation, defense and settlement thereof. If the Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. If the Indemnifying Party elects not to defend against such Asserted Liability, then the Indemnifying Party shall have the right to participate in any such defense at its sole cost and expense, but the Indemnified Party shall control the investigation, defense and settlement thereof at the reasonable cost and expense of the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any Asserted Liability effected without its prior written consent (which consent shall not be unreasonably withheld).

          (b) In the event that an Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. The Indemnifying Party shall have 60 days from the date such Claim Notice is delivered during which to notify the Indemnified Party in writing of any good faith objections it has to the Indemnified Party's Claim Notice or claims for indemnification, setting forth in reasonable detail each of the Indemnifying Party's objections thereto. If the Indemnifying Party does deliver such written notice of objection within such 60-day period, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any such dispute within 60 days of the delivery by the Indemnifying Party of such written notice of objection.

          (c) With respect to the liabilities for which Seller shall be required to provide indemnification pursuant to Section 7.3(a)(i) resulting from a breach of Section 3.16, (i) the Acquiror Indemnified Parties shall cooperate with Seller, provide Seller as promptly as possible with all relevant materials, information and data requested by Seller and shall grant Seller, without charge, reasonable access to employees and premises of SDI, including the right to conduct environmental tests thereon and to take samples therefrom.

          7.5 Characterization of Indemnification Payments. All amounts paid by Acquiror or Seller or SDI, as the case may be, under this Article VII or Article VIII shall be treated as adjustments to the Consideration for all Tax purposes.

          7.6 Computation of Losses; Disputes. The amount of any Losses for which indemnification is provided under this Article VII or Article VIII shall be reduced by (x) any related Tax benefits if and when actually realized or received (but only after taking into account any Tax benefits (including, without limitation, any net operating losses or other deductions and any carryovers or carrybacks) to which the Indemnified Party would be entitled without regard to such item), except to the extent such recovery has already been taken into account in determining the amount of any such Losses, and (y) any insurance recovery if and when actually realized or received, in each case in respect of such Losses. Any such recovery shall be promptly repaid by the Indemnified Party to the Indemnifying Party following the time at which such recovery is realized or received pursuant to the previous sentence, minus all reasonably allocable costs, charges and expenses incurred by the Indemnified Party in obtaining such recovery. Notwithstanding the foregoing, if (x) the amount of Indemnifiable Losses for which the Indemnifying Party is obligated to indemnify the Indemnified Party is reduced by any Tax benefit or insurance recovery in accordance with the provisions of the previous sentence, and (y) the Indemnified Party subsequently is required to repay the amount of any such Tax benefit or insurance recovery or such Tax benefit or insurance recovery is disallowed, then the obligation of the Indemnifying Party to indemnify with respect to such amounts shall be reinstated immediately and such amounts shall be paid promptly to the Indemnified Party in accordance with the provisions of this Agreement.

         7.7 Limitation. Notwithstanding any provision to the contrary herein, the liability of one party or any of that party's Affiliates to the other parties shall not under any circumstances exceed Five Hundred Thousand Dollars and No Cents ($500,000). Said restriction is a material part of each party's bargain and agreement under this Agreement.


                                  ARTICLE VIII
                        TAX MATTERS; TAX INDEMNIFICATION

          8.1 Tax Representations and Indemnification. (a) Neither CBQ nor any of its officers, directors, employees, agents or attorneys have made or communicated in any manner any representations, advice, or opinions to SDI or Seller about the tax consequences of any of the transactions contemplated herein on the Seller or SDI. Seller and SDI hereby represent to CBQ that they have not received any representations, advice, or opinions from CBQ or any of its officers, directors, employees, agents or attorneys about the tax consequences of any of the transactions contemplated herein on the Seller or SDI. Further, neither CBQ nor any of its officers, directors, employees, agents or attorneys have made any representations, advice, or opinions to SDI or Seller about the tax consequences of any of the transactions contemplated herein on the Seller or SDI in order to induce Seller or SDI to enter into this Agreement or to enter into or consummate any transactions contemplated herein.

            (b) Seller agrees to be responsible for and to indemnify and hold the Acquiror Indemnified Parties harmless from and against any and all Taxes (and claims with respect to Taxes) that may be imposed upon or assessed against SDI or Seller or any of the assets of any of SDI:

                (i) with respect to all taxable periods ending on or prior to the Closing Date, except for Taxes arising out of any transaction occurring after the Closing but on the Closing Date not in the ordinary course;

         (ii) arising by reason of any breach by Seller of any of the representations contained in Section 3.9 hereof;

             (iii) with respect to all taxable periods ending on or prior to the Closing Date, any Taxes arising by reason of Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign law; and

                (iv)  arising by reason of a  transfer  of assets  described  in
Section 5.6(b).

          (c) Acquiror agrees to indemnify and hold harmless the Seller Indemnified Parties from and against any and all Taxes of SDI (i) with respect to any taxable period of SDI beginning after the Closing Date, (ii) arising out of any transaction occurring after the Closing but on the Closing Date not in the ordinary course and (iii) attributable to the period allocated to Acquiror pursuant to Section 8.3(d).

          8.2 No Tax Elections. SDI, Seller and Acquiror each acknowledge that no election will be made under Section 338(a) or Section 338(h)(10) of the Code to treat the purchase and sale of the Shares pursuant to this Agreement as a sale of assets for income tax purposes. Seller agrees that neither it nor any Affiliate will apply for, enter into or make any Tax Agreement, Consent or Ruling with respect to any of SDI, or any of the assets owned by SDI on the Closing Date. Further, Seller agrees that neither it nor any Affiliate will make any Tax election with respect to SDI on the Closing Date without the consent of Acquiror (which consent shall not be unreasonably withheld), except for those Tax elections consistent with the prior practice of SDI or required by a change in applicable Tax laws, rules or regulations.

          8.3 Preparation of Tax Returns; Payment of Taxes. (a) Seller shall include SDI or cause SDI to be included in, and shall timely file or cause to be timely filed, (i) the United States consolidated federal income Tax Returns of Seller for the taxable periods of SDI ending on or prior to the Closing Date and
(ii) where applicable, all other consolidated, combined or unitary Tax Returns of Seller or its Affiliates for the taxable periods of SDI ending on or prior to the Closing Date, and shall pay any and all Taxes due with respect to the returns referred to in clause (i) or (ii) of this Section 8.3(a). The Tax
Returns referred to in this Section 8.3(a) shall be prepared in a manner consistent with the prior practice of SDI unless otherwise required by a change in applicable Tax laws, rules or regulations. Seller shall provide Acquiror with copies of such Tax Returns. Acquiror shall have the right to review and comment on such Tax Returns for 15 days following receipt thereof. Nothing contained in the foregoing shall in any manner terminate, limit or adversely affect any right of Acquiror Indemnified Parties, Seller or SDI to receive indemnification pursuant to any provision in this Agreement.

          (b) In addition to the Tax Returns referred to in Section 8.3(a) above, SDI and the Seller shall prepare all other Tax Returns of, or which include SDI for taxable periods that end on, end prior to or which the Closing Date. To the extent any such Tax Returns are required to be filed (taking into account any extensions) on or prior to the Closing Date, Seller shall timely file or shall cause SDI to timely file such Tax Returns and shall pay any and all Taxes due with respect to such Tax Returns. Any disputes between SDI and Seller, on the one hand, and Acquiror, on the other hand, shall be resolved as provided in Section 8.9 below.

            (c) In the event that SDI is a subchapter S corporation, SDI shall be solely liable for and responsible for filing all federal and state tax reports and filings required by the termination of its Subchapter S corporation status. For federal income tax purposes, the taxable year of SDI shall then end as of the close of the Closing Date and, with respect to all other Taxes, Seller and Acquiror will, unless prohibited by Applicable Law, close the taxable period of SDI as of the close of the Closing Date. Neither Seller nor Acquiror shall take any position inconsistent with the preceding sentence on any Tax Return.

          8.4 Cooperation with Respect to Tax Returns. Acquiror and Seller agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations relating to SDI or the Business as is reasonably necessary for the filing of any Tax Return and elections in respect thereof, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes.

          8.5 Tax Audits. (a) Seller shall have the sole right to represent the interests of SDI in any Tax audit or administrative or court proceeding relating to taxable periods of SDI that end on or before the Closing Date and to employ counsel of its choice at its expense. Acquiror agrees that it will cooperate fully with Seller and its counsel in the defense against or compromise of any claim in any said proceeding. Seller agrees that it will not settle any such proceeding in a manner that has a Material Adverse Effect on Acquiror for any taxable period that ends after the Closing Date. Seller agrees that it will keep Acquiror fully informed as to the status and resolution of any such proceeding.

          (b) If any taxing authority asserts a claim, makes an assessment or otherwise disputes or affects the Tax reporting position of SDI for taxable periods ending on or prior to the Closing Date, Acquiror shall, promptly upon receipt by Acquiror or any of SDI of notice thereof, inform Seller thereof.

          (c) Seller and Acquiror jointly shall represent the interests of the SDI in any Tax audit or administrative or court proceeding relating to any taxable period of SDI that includes (but does not begin or end on) the Closing Date. All costs, fees and expenses paid to third parties in the course of such proceeding shall be borne by Seller and Acquiror in the same ratio as the ratio in which, pursuant to the terms of this Agreement, Seller and Acquiror would share the responsibility for payment of the Taxes asserted by the taxing authority in such claim or assessment if such claim or assessment were sustained in its entirety.

          (d) Acquiror shall have the sole right to represent the interests of SDI in any Tax audit or administrative or court proceeding relating to taxable periods of SDI that begin after the Closing Date and to employ counsel of its choice at its expense. Acquiror agrees that it will not settle any such proceeding in a manner that has a Material Adverse Effect on Seller for any taxable period that ends on, ends prior to or includes the Closing Date.

          (e) Seller shall not take any position on any Tax Return, Tax refund claim or in any Tax audit or administrative or court proceeding that is inconsistent with the representation contained in Section 3.9(h) of this Agreement, unless otherwise required by applicable Tax laws, rules or regulations.

          8.6 Refund Claims. Seller shall not file any amended Tax Return or file or apply for any Tax refund with respect to SDI without the consent of Acquiror, which consent shall not be unreasonably withheld, it being understood and agreed that the foregoing shall not apply to the utilization of any loss arising on the sale of the Shares.

          8.7 Transfer Taxes. Acquiror shall be liable for and shall pay (and shall indemnify and hold harmless Seller against) all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges as levied by any taxing authority or governmental agency in connection with the transfer of the Shares (other than taxes measured by or with respect to income imposed on Seller). Acquiror hereby agrees to file all necessary documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner. Seller shall be liable for and shall pay (and shall indemnify and hold harmless CBQ against) all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges as levied by any taxing authority or governmental agency in connection with the transfer of the CBQ Shares (other than taxes measured by or with respect to income imposed on CBQ). Seller hereby agrees to file all necessary documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.


          8.8 Other Tax Matters. (a) Notwithstanding any other provision of this Agreement to the contrary, the indemnification provided for in this Article VIII shall be the sole and exclusive remedy for any claim by any party in respect of Taxes and the provisions of Article VII (other than Sections 7.5 and 7.6 and 7.7) shall not apply to such claims.

          (b) Any claim for indemnity under this Article VIII may be made at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

8.9 Disputes. If the parties disagree as to the amount of Consideration to be made under, or any other matter arising out of this Article VIII, the parties shall attempt in good faith to resolve such dispute, and any agreed upon amount shall be paid to the appropriate party. If such dispute is not resolved within 15 days, the parties shall, in accordance with the procedures set forth in
Section 2.6(b) for selecting a CPA Firm, select an independent public accountant to resolve the dispute (the "Independent Accounting Firm"). If and to the extent that the dispute presents legal issues, the Independent Accounting Firm shall have the authority to consult any legal counsel. The fees of the Independent Accounting Firm and the Independent Law Firm shall be borne equally by Seller and Acquiror, and the decision of such Independent Accounting Firm and Independent Law Firm shall be final and binding on all parties. Following the decision of the Independent Accounting Firm and/or the Independent Law Firm, the parties shall each take or cause to be taken any action that is necessary or appropriate to implement such decision of the Independent Accounting Firm.




                                   ARTICLE IX
                                   TERMINATION

          9.1 Termination. This Agreement may be terminated at any time prior to the Closing by agreement of Acquiror, SDI and Seller. This Agreement may be terminated after the Closing only upon the written consent of the parties, the full rescission of the exchange of CBQ Shares and the Shares and the execution of a mutual release that is satisfactory to all parties.

          9.2 Effect of Termination. In the event of termination by Seller or Acquiror pursuant to Section 9.1, written notice thereof shall promptly be given to the other party and, except as otherwise provided herein, the trans- actions contemplated by this Agreement shall be terminated and become void and have no effect, without further action by the other party, other than the provisions of the last sentence of Section 5.2 and Article X. Nothing in this Section 9.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

                                    ARTICLE X
                               GENERAL PROVISIONS

          10.1 Extension; Waiver. The parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

          10.2   Amendment.   This   Agreement  may  be  amended,   modified  or
supplemented only by written agreement of Acquiror and Seller at any time prior to the Closing Date with respect to any of the terms contained herein.

          10.3 Expenses. Each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. Except as otherwise specifically provided herein, Seller shall pay any fees and expenses incurred prior to Closing of any counsel, accountants and other experts of SDI and shall pay all other costs and expenses incurred by SDI prior to Closing in connection with the negotiation and preparation of this Agreement.

          10.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without reference to choice of law principles, including all matters of construction, validity and performance.

          10.5 Notices. Notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer there-of) and delivered by hand, by facsimile, or by mail (registered or certified, return receipt requested, properly addressed and postage prepaid):

                If to Seller, to:

                Howard Ullman.
                12535 Orange Drive, Suite 613
              Davie, Florida


            If to SDI, to:

            Souvenir Direct
            12535 Orange Drive, Suite 613
            Davie, Florida

                                   and,

             If to Acquiror, to:

            CBQ, Inc.
            7759 Desiree Street
            Alexandria, Virginia  22315
            703 339 1980
            703 339 1987 (fax)


Such names and addresses may be changed by notice given in accordance  with this
Section 10.5.

          10.6 Entire Agreement. This Agreement, together with all schedules, exhibits, annexes, certificates, instruments and agreements delivered pursuant hereto and the Confidentiality Agreement, contain the entire understanding of the parties thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party with respect to the transactions contemplated by this Agreement other than those set forth herein or made hereunder.

          10.7 Disclosure Schedule. The Disclosure Schedule, and the above preamble and recitals are hereby incorporated into this Agreement by reference and made a part hereof.

          10.8 Headings; References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

          10.9 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

          10.10 Parties in Interest; Assignment. Unless expressly stated otherwise herein, neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Agreement shall inure to the benefit of and be binding upon Seller and Acquiror and shall inure to the sole benefit of Seller and Acquiror and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, who is not a party to this Agreement, any rights or remedies, or personal liabilities under or by reason of this Agreement or any breach or default thereof. For purposes of this Agreement, the parties agree that the obligation of CBQ to issue an option to Margaret Fisher, as evidenced in and on the terms and conditions set forth in the corporate minutes of CBQ and the Voting Agreement between Ullman and CBQ, dated December 1, 2003, for her cancellation of 61 million shares of Stock is a binding, valid and enforceable obligation of CBQ and will be implemented by the execution of an appropriate stock option agreement for Margaret Fisher at the Closing. This Section 10.10 shall not be construed or used so as to undermine, eliminate or adversely impact on said option.

          10.11 Severability; Enforcement. (a) The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

            (b) Except for a dispute governed by Section 8.9 above, which shall in all instances be resolved in accordance with Section 8.9 above, prior to commencing any legal or other proceedings in response to an alleged breach of this Agreement or a dispute or controversy in respect of this Agreement, each party agrees that it or he shall: (i) first, seek in a good faith and diligent manner to privately resolve said breach, dispute or controversy; and (ii) second, shall upon the failure of any attempted private resolution of said breach, dispute or controversy, promptly submit the breach, dispute or controversy in question to mediation under the mediation program offered by the Circuit Court of Fairfax County, Virginia.

            (c) The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of any bond or security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

10.12 Consent to Jurisdiction. Each party hereby irrevocably and unconditionally
(i) submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Eastern District of the Commonwealth of Virginia and the state and county courts of Fairfax, Virginia in any suit, action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment rendered in any such suit, action or proceeding, (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court, including any claim that any such suit, action or proceeding has been brought in an inconvenient forum and (iii) waives all rights to a trial by jury in any such suit, action or proceeding. Any and all service of process and any other notice and any such action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as provided herein. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law. The parties agree that this Agreement was executed in Fairfax County, Virginia, and will be performed in said jurisdiction.

         10.13 Remedies. Each party shall be entitled to pursue any and all remedies at law or in equity for any breach or claim under or related to this Agreement and the transactions contemplated herein; provided, however, and notwithstanding the foregoing, each party hereby attests that he or it has read this entire Agreement with the assistance of his or its own legal counsel, accountants and other professional advisors and has had a reasonable opportunity to do so, and, therefore, a party shall not raise, directly or indirectly, as a defense to enforcement of this Agreement any theory of law based on a lack of understanding of the provisions of this Agreement or the lack of mutual assent to the same terms or any related defenses. Further, the fact that CBQ drafted this Agreement shall not be asserted by the Seller or SDI in any legal or other proceeding as grounds for construing the provisions of this Agreement in a light or manner most favorable to SDI or the Seller, or against CBQ. Both parties agree that they had equal input, right and opportunity to revise and rewrite any provision herein. The parties also agree that this Agreement was negotiated on an arm's length basis and none of the parties exercised undue influence over any other party.







          IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.





SOUVENIR DIRECT, INC., A FLORIDA CORPORATION


By:___/s/_______________________________________
            Howard Ullman, President


                HOWARD ULLMAN, IN HIS CAPACITY AS AN INDIVIDUAL


                By:_____/s/_______________________________________



CBQ, INC., A COLORADO CORPORATION


By:__/s/___________________________________________

            Name/Title:_Paul W. Richter, Vice President-Legal

ATTEST

/s/
-------------------------------------------
PAM MILAN, SECRETARY